Exhibit 99.1

NextNav Inc. Reports Third Quarter 2022 Results

Closes Acquisition of Nestwave SAS Post Quarter End, Expected to Reduce TerraPoiNT Deployment Costs by Approximately 75%

MetCom Launches Pinnacle Service in Tokyo, Japan on November 9, 2022 – Full Nationwide Rollout Expected in 2023

McLean, VA. November 10, 2022 – NextNav Inc. (NASDAQ: NN) (“NextNav” or the “Company”), a leader in next generation GPS and 3D geolocation, today reported financial results for NextNav’s third quarter ended September 30, 2022.

Ganesh Pattabiraman, NextNav Co-founder and CEO, stated, “The acquisition of Nestwave is a major milestone for our business and a key component of our strategy to deliver long term shareholder value. We remain focused on executing against three strategic priorities: being the leader in resilient PNT, unleashing the full value of our spectrum, and expanding our global reach. Nestwave accelerates our ability to achieve these goals by improving our underlying spectral efficiency and data capacity, dramatically reducing our future capital and network operating expenses, and enabling global 3D Positioning, Navigation and Timing (PNT) capabilities even prior to securing dedicated spectrum allocations.

We are energized by recent developments out of the Federal Government regarding Executive Order 13905, which we expect to be released in Spring of 2023. After completing inter-agency review, the order is expected to direct key federal agencies to begin including PNT resilience requirements in their procurements. NextNav is the recognized industry leader in resilient PNT solutions and is well positioned to participate in these procurements going forward.

Additionally, we are thrilled to announce the commercial launch of MetCom services in Tokyo, Japan on November 9th. This partnership is our first large-scale commercial deployment of Pinnacle outside the US and is an excellent validation of our technology platform as we expand globally.”

Recent Operational Highlights:

•        Acquisition of Nestwave SAS: On October 31, 2022, NextNav closed its acquisition of Nestwave SAS, a privately held global leader in low-power geolocation based in France. By leveraging Nestwave's unique technology and ambient LTE/5G waveform with the TerraPoiNT system, NextNav gains significant spectral efficiency, accelerates the availability of resilient PNT through a 75% reduction in TerraPoiNT deployment and network operating costs, and releases the underlying spectrum's capacity for additional data-oriented services.

•          MetCom launches Pinnacle Service: On November 9, 2022, MetCom celebrated the launch of commercial service in Tokyo, Japan, with a nationwide rollout planned for 2023.

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Three and Nine Months Ended September 30, 2022, Financial Highlights

  Revenue: was $503 thousand in the three months ended September 30, 2022, as compared to $276 thousand in the prior year period. In the nine months ended September 30, 2022, revenue was $3.1 million, as compared with $743 thousand in the prior year period. The increase in both periods was driven by increased revenue from technology and services contracts with commercial customers.

  Operating Loss: was $17.9 million in the three months ended September 30, 2022 as compared to an operating loss of $7.0 million in the prior year period. In the nine months ended September 30, 2022, operating loss was $51.0 million, as compared to $28.3 million in the prior year period.

  Net Loss: was $18.7 million in the three months ended September 30, 2022, as compared to a net loss of $32.4 million in the prior year period. In the nine months ended September 30, 2022, net loss was $27.6 million, including a gain of $23.2 million related to the change in fair value of warrants, as compared to a net loss of $98.5 million in the prior year period.

  Balance Sheet: As of September 30, 2022, the Company had $71.8 million in cash, cash equivalents and short-term investments and remains debt-free.

Conference Call Information

NextNav will host a conference call for analysts and investors at 5:00 PM ET on November 10, 2022, to discuss its financial results for the third quarter 2022 and business outlook. To access the call, please register by visiting the following website: https://conferencingportals.com/event/jDTlaQAq

Upon registering, each participant will be provided with call details and a registrant ID.

NextNav is also providing an investor relations presentation with information on its business and operations, which is available in the investor relations section of the NextNav website at https://ir.nextnav.com.

A replay of the call can also be accessed via phone through November 17, 2022, by dialing (800) 770-2030 from the U.S., or (647) 362-9199 from outside the U.S. The conference I.D. number is 62936.

About NextNav Inc.

NextNav Inc. (Nasdaq: NN) is a leader in next generation GPS, enabling a whole new ecosystem of applications and services that rely upon vertical location and resilient geolocation technology. The company's Pinnacle network delivers highly accurate vertical positioning to transform location services, reflecting the 3D world around us and supporting innovative, new capabilities. NextNav's TerraPoiNT network delivers accurate, reliable, and resilient 3D positioning, navigation and timing (PNT) services to support critical infrastructure and other GPS-reliant systems in the absence or failure of GPS.

For more information, please visit https://nextnav.com/ or follow NextNav on Twitter or LinkedIn.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to NextNav’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements about NextNav’s position to drive growth in its 3D geolocation business and expansion of its next generation GPS platform, the business plans, objectives, expectations and intentions of NextNav, NextNav’s partnerships and the potential success thereof and NextNav’s estimated and future business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on NextNav’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NextNav’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the ability of NextNav to continue to gain traction in key markets and with notable platforms and partners, both within the U.S. and internationally; (2) the ability of NextNav to grow and manage growth profitably, maintain relationships with partners, customers and suppliers, including with respect to NextNav’s Pinnacle 911 solution and its TerraPoiNT network, and the ability to retain its management and key employees; (3) the ability of NextNav to maintain balance sheet flexibility and generate and effectively deploy capital in line with its business strategies; (4) the possibility that NextNav may be adversely affected by other economic, business and/or competitive factors (including the impacts of the ongoing COVID-19 coronavirus pandemic); and (5) other risks and uncertainties indicated from time to time in other documents filed with the Securities and Exchange Commission by NextNav. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and NextNav undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Source: NN-FIN

Contacts

Erica Bartsch
Sloane & Company
ebartsch@sloanepr.com

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